UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-37940	46-3999052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17912 Cowan

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On 02 November 2016 NuGene Holdings, Inc. (the “Company”) closed a financing transaction pursuant to a Note Purchase Agreement (the “Purchase Agreement”) with accredited investors, collectively referred to herein as the “Investors”. Pursuant to the Purchase Agreement, the Investors purchased from the Company Non-Convertible Promissory Notes (the “Notes”) in the total principal amount of $480,000 (the “Principal Amount”). Each of the Notes and together with the Purchase Agreement and the Warrants (discussed below) are referred to herein as the “Transaction Documents”. The Company received $400,000 of gross proceeds from the Notes, excluding transaction costs, fees, and expenses. $25,000 was paid to legal counsel to the Investors.

Interest on the principal amount of the Notes accrues at the rate of 5% per annum and is payable on April 28, 2017. The Notes are convertible into shares of the Company’s common stock only upon a default under the Transaction Documents. Repayment of the Notes under is subject to a premium on the outstanding principal balance and any accrued and unpaid interest. Repayment within 60-days of closing is equal to 115% of the Principal Amount. Repayment after 60-days is equal to 125% of the Principal Amount. If the Company fails to meet its obligations under the terms of the Transaction Documents the Notes shall become immediately due and payable and subject to penalties provided for in the Notes.

The Company also granted to the Investors warrants (the “Warrants”) to acquire an aggregate of 1,428,572 shares of the Company’s common stock. The Warrants have a 7-year term with an exercise price equal to the lesser of (a) $.47; or, (b) 75% of the closing bid price of the Company’s common stock on the effective date of the Company’s first registered public offering of common stock following the issuance of the Warrants, subject to certain adjustments under the Warrants.

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by the terms and conditions of the Note, Purchase Agreement, and Warrants. A copy of the form of the Note, Purchase Agreement, and Warrant is attached hereto as Exhibit 4.1, 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01	Financial Statements And Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

4.1	Form of Non-Convertible Promissory Note.

10.1	Form of Note Purchase Agreement.

10.2	Form of Common Stock Warrant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2016	NUGENE INTERNATIONAL, INC.

	By:	/s/ Steven R. Carlson
Steven R. Carlson,
Chief Executive Officer/President

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